UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 20, 2003

DOGS INTERNATIONAL

(Exact name of registrant as specified in charter)

Nevada                                                    333-84568                                  90-0006843

(State of other jurisdiction of                                                            (Commission                                                                 (I.R.S. Employer

incorporation or organization)                                                           File Number)                                                     Identification Number)

408 South Daytona Ave.

Flagler Beach, FL                                                                                               32136

(Address of Principal Executive Office)                                                                                                                                           (Zip Code)

(386) 439-4006

(Registrant's Executive Office Telephone Number)

ITEM 5. OTHER EVENTS

Letter of Intent with PetsUnited LLC

        On August 20, 2003, the Registrant executed a letter of intent with PetsUnited LLC, a Limited Liability Company formed under the laws of the State of Pennsylvania ("PetsUnited"). The letter of intent outlines the proposal by which the Registrant desires to acquire 100% of the membership interest of PetsUnited. The Registrant will issue shares of its preferred stock in exchange for 100% of the membership interest and operational control of PetsUnited, with assets mainly consisting of The Dog's Outfitter and Allpets.com, which are operating divisions of PetsUnited, (collectively referred to as the "Acquirees"). A copy of the letter of intent is attached hereto as exhibit 10.

        The Dog's Outfitter operates a distribution center in Hazleton, Pennsylvania that includes a call center, a catalog design department, and a warehouse operation that stocks more than 14,000 SKU's. The Dog's Outfitter operations, which employs approximately 35 individuals, are supported by a sophisticated management information system and a communications platform that integrates order entry, order payment, fulfillment, tracking, and customer care with inventory/mailing list management, accounting and financial reporting, and marketing analysis.

        Allpets.com is a premier online and catalog retailer providing valuable information, education, and pet products to both the consumer and business markets.

        The letter of intent does not constitute a legally binding agreement nor creates any rights or interests in favor of the parties, it being understood that any rights and obligations which the parties may have, to each other, remain to be set forth in the definitive acquisition agreement into which the letter of intent and all prior discussions shall merge.

        The acquisition agreement will provide that the obligations of the respective parties to complete the acquisition would be subject to the following conditions as may reasonably by required by each party:

Conditions Prior to PetsUnited Closing:

  The Board of Directors and Shareholders of the Registrant shall have approved the Acquisition.

  There shall have been no material adverse change in the financial condition, earnings or prospects of the Registrant.

  The Members shall complete such due diligence as is deemed by the Board of Directors sufficient to complete the acquisition.

Conditions Prior to the Registrant Closing:

  The members, if necessary, of PetsUnited shall have approved the Acquisition.

  There shall have been no material adverse change in the financial condition, earnings or prospects of the Acquirees.

  The Registrant shall complete such due diligence as is deemed by the Members sufficient to complete the Acquisition.

  The audited financial statements, prepared according to US GAAP, of PetsUnited from inception shall be delivered and approved by the Registrant.

Forward-Looking Statements: The statements in this Form 8-K, and the attached letter of intent, regarding the acquisition, future opportunities and any other effect, result or aspect of the proposed transaction and any other statements, which are not historical facts, are forward-looking statements. Such statements involve risks and uncertainties, including, but not limited to, costs and difficulties related to the integration of acquired businesses, costs, delays, and any other difficulties related to the acquisition, valuation of the acquisition, actual revenues of PetsUnited, future revenues of PetsUnited, failure of the parties to satisfy closing conditions, the likelihood of the transaction closing, risks and effects of legal and administrative proceedings and governmental regulation, future financial and operational results, competition, general economic conditions, and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. We undertake no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Press Release

        On August 21, 2003, the Registrant issued a press release announcing the signing of the letter of intent to acquire PetsUnited LLC. The acquisition is subject to finalization of a definitive agreement, due diligence review, and other customary conditions. A copy of the press release is attached hereto as Exhibit 99.

Exhibits

10     Letter of Intent with PetsUnited LLC, dated August 20, 2003

99     Press Release dated August 21, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                DOGS INTERNATIONAL

                                                                                By: /S/Rosemary Williams

                                                                                       Rosemary Williams, President

Date: August 25, 2003